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                                                     Exhibit 23A



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of South Carolina Electric & Gas Company on Form S-3 of our report dated February 7, 1997 appearing in the Annual Report on Form 10-K for the year ended December 31, 1996 of South Carolina Electric & Gas Company and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




s/DELOITTE & TOUCHE, LLP
DELOITTE & TOUCHE, LLP
Columbia, South Carolina
April 10,  1997


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